Exhibit 99.1

Ballantyne Reports Financial Results for Fourth Quarter of 2014

OMAHA, Nebraska (March 5, 2015) Ballantyne Strong, Inc. (NYSE MKT: BTN), a diversified provider of digital technology services, products and solutions, today reported financial results for the fourth quarter ended December 31, 2014.

Net revenues were $28.4 million in the fourth quarter of 2014, compared with $32.7 million in the same period of the prior year. Net income totaled $318,000, or $0.02 per diluted share, in the fourth quarter of 2014, compared with a net loss of $1.7 million, or ($0.12) per share, in the same period of the prior year.

Gary L. Cavey, President and CEO of Ballantyne Strong, commented, “Over the past year, we have repositioned Ballantyne Strong to become a more diversified company with greater exposure to higher growth markets in the digital media sector. We have made good progress on building up our business development capabilities in digital media and we are pleased with the quality of opportunities we have in our sales pipeline. With the higher margins we are generating, we are optimistic about our opportunities to deliver profitable growth in the years ahead and create additional value for our shareholders.”

Q4 2014 Financial Summary

Managed Services revenues were $9.4 million in the fourth quarter of 2014, compared with $10.7 million in the same period of the prior year. The decrease is attributable to lower project revenues in the digital media business.

Systems Integration revenues were $19.3 million in the fourth quarter of 2014, compared with $22.2 million in the same period of the prior year. The decline is primarily attributable to the continued softening in demand as the cinema industry’s shift to a digital equipment platform winds down.

Consolidated gross profit was $5.6 million in the fourth quarter of 2014, compared with $4.9 million in the same quarter of the prior year. Gross margin was 19.7% in the fourth quarter of 2014, compared with 15.0% in the same quarter of the prior year.

Selling, general and administrative expenses (SG&A) were $5.2 million in the fourth quarter of 2014, compared with $6.7 million in the same quarter of the prior year. The decrease in SG&A was primarily attributable to lower severance, acquisition-related costs and non-equity based incentive compensation compared to the fourth quarter of 2013.

Full Year Results

For the year ended December 31, 2014, net revenues were $95.1 million, compared with $103.6 million in 2013. Gross profit amounted to $18.2 million, or 19.1% of net revenues, compared to gross profit of $16.8 million, or 16.3% of net revenues, in the prior-year period. Net loss was $4,000, or $0.00 per diluted share, compared to net income of $163,000, or $0.01 per diluted share, in 2013.

Balance Sheet

Ballantyne’s cash and cash equivalents balance at December 31, 2014 was $22.5 million, compared with $24.0 million at the end of the prior quarter. The decrease in cash and cash equivalents balance was primarily attributable to a decrease in accounts payable.

Conference Call and Webcast

A conference call to discuss 2014 fourth quarter financial results will be held on Thursday, March 5, 2015 at 11:30 a.m. Eastern Time / 10:30 a.m. Central Time. Investors and analysts are invited to access the conference call by dialing 866-652-5200 (domestic) or 412-317-6060 (international), and referencing "Ballantyne Strong." There will also be a live webcast of the call available at the Investor Relations section of http://www.strong-world.com.

After the live webcast, a replay will remain available in the Investor Relations section of Ballantyne Strong's website. A replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) through March 13, 2015, conference ID 10061779.

About Ballantyne Strong, Inc. (www.strong-world.com)

Ballantyne Strong designs, integrates, and installs technology solutions for a broad range of applications; develops and delivers out-of-home messaging, advertising and communications; manufactures projection screens and lighting products; and provides managed services including monitoring of networked equipment. The Company focuses on serving the retail, financial, government and cinema markets.

Forward-Looking Statements

Except for the historical information in this press release, it includes forward-looking statements that involve risks and uncertainties, including but not limited to, quarterly fluctuations in results; customer demand for the Company’s products; the development of new technology for alternate means of motion picture presentation; domestic and international economic conditions; the management of growth; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.  Actual results may differ materially from management’s expectations.

CONTACT:

Nate Legband	Tony Rossi
Chief Financial Officer	Financial Profiles
402/829-9404	310/622-8221 or trossi@finprofiles.com

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Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$22,491	$28,791
Accounts receivable (less allowance for doubtful accounts of $679 in 2014 and $703 in 2013)	20,266	20,047
Inventories, net	14,108	15,185
Recoverable income taxes	1,255	2,207
Deferred income taxes	3,541	2,264
Other current assets	2,956	3,609
Total current assets	64,617	72,103
Property, plant and equipment, net	13,914	14,721
Intangible assets, net	1,168	895
Goodwill	1,029	1,123
Notes receivable	2,985	2,497
Deferred income taxes	4,910	1,393
Other assets	1,447	2,712
Total assets	$90,070	$95,444
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,039	$12,844
Accrued expenses	4,366	6,236
Customer deposits/deferred revenue	5,473	3,474
Income tax payable	1,009	888
Total current liabilities	19,887	23,442
Deferred revenue	2,230	3,008
Deferred income taxes	715	790
Other accrued expenses, net of current portion	1,776	1,748
Total liabilities	24,608	28,988
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.01 per share; Authorized 1,000 shares, none outstanding	—	—
Common stock, par value $.01 per share; Authorized 25,000 shares; issued 16,809 and 16,741 shares at December 31, 2014 and December 31, 2013, respectively; 14,078 and 14,010 shares outstanding at December 31, 2014 and 2013, respectively	168	167
Additional paid-in capital	38,657	38,231
Accumulated other comprehensive income (loss):
Foreign currency translation	(2,325)	(959)
Postretirement benefit obligation	139	190
Retained earnings	47,062	47,066
	83,701	84,695
Less 2,731 of common shares in treasury, at December 31, 2014 and 2013, respectively, at cost	(18,239)	(18,239)
Total stockholders’ equity	65,462	66,456
Total liabilities and stockholders’ equity	$90,070	$95,444

 Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Twelve Months Ended December 31, 2014 and 2013

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net revenues	$28,374	$32,745	$95,086	$103,610
Cost of revenues	22,734	27,831	76,926	86,765
Gross profit	5,640	4,914	18,160	16,845
Selling and administrative expenses:
Selling	2,288	1,379	7,235	3,965
Administrative	2,959	5,295	12,740	12,773
Total selling and administrative expenses	5,247	6,674	19,975	16,738
Gain (loss) on the sale/disposal/transfer of assets	(2)	(16)	10	(8)
Income (loss) from operations	391	(1,776)	(1,805)	99
Net interest income	166	181	657	350
Equity income (loss) of joint venture	(17)	92	78	(25)
Other income, net	260	64	601	527
Income (loss) before income taxes	800	(1,439)	(469)	951
Income tax benefit (expense)	(482)	(286)	465	(788)
Net earnings (loss)	$318	$(1,725)	$(4)	$163
Basic earnings (loss) per share	$0.02	$(0.12)	$0.00	$0.01
Diluted earnings (loss) per share	$0.02	$(0.12)	$0.00	$0.01

Weighted average shares outstanding:
Basic	14,078	14,009	14,061	13,999
Diluted	14,215	14,042	14,061	14,031

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Years Ended December 31,
	2014	2013	2012

Cash flows from operating activities:
Net earnings (loss)	$(4)	$163	$5,542
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Provision for doubtful accounts	92	273	626
Provision for obsolete inventory	(200)	(111)	(350)
Provision for warranty	—	430	538
Depreciation and amortization	1,924	1,511	1,268
Equity in (income) loss of joint venture	(78)	25	(10)
(Gain) loss on forward contracts	145	380	(145)
(Gain) loss on disposal or transfer of assets	(11)	8	(1,332)
Deferred income taxes	(4,533)	1,339	71
Share-based compensation expense	426	461	393
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, unbilled and notes receivable	759	8,932	6,402
Inventories	1,149	689	4,265
Other current assets	8	1,826	2,605
Accounts payable	(3,732)	(4,813)	(15,534)
Accrued expenses	(1,904)	(235)	572
Customer deposits/deferred revenue	1,229	(3,327)	(88)
Current income taxes	1,145	685	(5,382)
Other assets	(87)	268	130
Net cash provided by (used in) operating activities	(3,672)	8,504	(429)
Cash flows from investing activities:
Purchase of businesses, net of cash acquired	—	(18,810)	—
Distribution from joint venture	—	—	2,509
Capital expenditures	(1,982)	(529)	(2,541)
Proceeds from sales of assets	57	5	3,334
Net cash provided by (used in) investing activities	(1,925)	(19,334)	3,302
Cash flows from financing activities:
Purchase of treasury stock	—	—	(2,756)
Proceeds from employee stock purchase plan	—	4	8
Payments on capital lease obligations	(14)	—	—
Excess tax benefits from share-based arrangements	(7)	16	2
Net cash provided by (used in) financing activities	(21)	20	(2,746)
Effect of exchange rate changes on cash and cash equivalents	(682)	(567)	152
Net increase decrease in cash and cash equivalents	(6,300)	(11,377)	279
Cash and cash equivalents at beginning of year	28,791	40,168	39,889
Cash and cash equivalents at end of year	$22,491	$28,791	$40,168
Supplemental disclosure of cash paid for:
Interest	$34	$27	$22
Income Taxes	$1,724	$961	$4,469
Supplemental disclosure of non-cash investing and financing activities:
Capital lease obligations for property and equipment	$310	$—	$—

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